Exhibit 8.2
January 25, 2007
Covanta Holding Corporation
40 Lane Road
Fairfield, New Jersey 07004
          Re: Covanta Holding Corporation — Prospectus Supplement
Ladies and Gentlemen:
     We have acted as tax counsel to Covanta Holding Corporation, a Delaware corporation (the “Company”), in connection with the public offering of 5,320,000 shares of the Company’s common stock, $0.10 par value per share. This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (all as hereinafter defined) other than as specified herein.
     In delivering this opinion letter, we have reviewed and relied upon: (i) the automatic shelf registration statement on Form S-3ASR filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 16, 2006 (as amended, the “Registration Statement”); (ii) the form of prospectus included in the Registration Statement (the “Prospectus”); and (iii) the Prospectus Supplement, filed by the Company with the SEC on the date hereof (the “Prospectus Supplement”).
     In rendering the opinions set forth herein, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, in each case, as we have deemed necessary or appropriate for the purposes of these opinions.
     In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons who have executed documents, the completeness and authenticity of all original or certified documents reviewed by us, the conformity and completeness to certified and original documents of all copies of documents submitted to us for review as conformed or reproduction copies, and the correctness of all statements of fact contained in all such certified and original documents.
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Prospectus Supplement, we are of the opinion that the statements set forth in the Prospectus Supplement under the caption “Certain United States Federal Income Tax

Covanta Holding Corporation
January 25, 2007

Considerations For Non-U.S. Holders of Common Stock,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.
     We express no opinion with respect to the transactions referred to herein or in the Prospectus Supplement other than as expressly set forth herein.
     We do not express any opinion herein concerning any law other than the federal tax law of the United States.
     The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or any other reason.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions “Legal Matters” in the Prospectus and “Legal Matters” in any Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
     Please be advised that certain partners of our firm and attorneys associated with our firm may beneficially own shares of the Company’s common stock.

Sincerely, NEAL, GERBER & EISENBERG LLP